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                                                                   Exhibit 99.1

                          NEWS FOR IMMEDIATE RELEASE


Contact:  Adrianne Steiss
          (303) 749-5648
          adrianne.steiss@converg.com


          Convergent Communications, Inc. Files Voluntary Petitions
                     For Chapter 11 Bankruptcy Protection


ENGLEWOOD, Colo., April 19, 2001 - Convergent Communications, Inc. and Convergent Communications Services, Inc. announced today that they filed a voluntary petition for protection under Chapter 11 of the Bankruptcy code with the U.S. Bankruptcy Court in Colorado.

The company was not successful in its efforts to raise the financing needed to fund the company's ongoing operations. The company will aggressively seek the sale or liquidation of its assets.